Registration No. 333-___________
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                       ----------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                             MTS SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          MINNESOTA                                              41-0908057
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification no.)

           14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MINNESOTA 55344-9763 (Address of principal executive offices, including zip code)

                             MTS SYSTEMS CORPORATION
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

          Sidney W. Emery, Jr.                            Copy to:
 Chairman and Chief Executive Officer                 John R. Houston
        MTS Systems Corporation           Robins, Kaplan, Miller & Ciresi L.L.P.
         14000 Technology Drive                      2800 LaSalle Plaza
  Eden Prarie, Minnesota  55344-9763                 800 LaSalle Avenue
                                               Minneapolis, Minnesota  55402
(Name and address of agent for service)                (612) 349-8500

                                 (952) 937-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=========================================================================================
    TITLE OF                             PROPOSED         PROPOSED
   SECURITIES           AMOUNT           MAXIMUM           MAXIMUM            AMOUNT OF
     TO BE              TO BE         OFFERING PRICE      AGGREGATE         REGISTRATION
   REGISTERED         REGISTERED       PER SHARE(1)    OFFERING PRICE(1)        FEE
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
   Common Stock,    750,000 shares        $9.08          $6,810,000           $626.52
 $0.25 par value
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

(1) Pursuant to Rules 457(c) and 457(h)(1), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such common stock on February 6, 2002 as reported on The Nasdaq National Market.
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


                                     PART I

         Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by MTS Systems Corporation (the "Registrant") with the Securities and Exchange Commission and are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 2001; and

(b) The description of the Registrant's capital stock under the heading "Comparison of Rights of Holders of MTS Common Stock and Holders of DSPT Common Stock-- Description of MTS Common Stock" contained in the Registrant's Registration Statement on Form S-4 (333-77277), filed with the Commission on April 28, 1999.

         All documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         John R. Houston, Secretary of the Registrant, is a partner of Robins, Kaplan, Miller & Ciresi L.L.P., which is the law firm passing on the validity of the securities issued under the Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of Minnesota Statutes requires the Registrant to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Registrant, against judgments, penalties, fines, settlements and reasonable expenses, if such person:


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         (a) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;

         (b) acted in good faith;

         (c) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director;

         (d) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and

         (e) in the case of acts or omissions occurring in the person's performance in the official capacity as a director or, for a person not a director, in the official capacity as an officer, member of a committee of a board or employee, reasonably believed that the conduct was in the best interests of the Registrant, or, in the case of performance by a director, officer or employee of the Registrant as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Registrant.

         In addition, Section 302A.521, subd. 3, requires payment by the Registrant, upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

         The Registrant's Bylaws provide for indemnification of officers, directors and employees to the fullest extent provided by the Minnesota Business Corporation Act, as it may be amended from time to time.

         As permitted by Section 302A.251 of the Minnesota Business Corporation Act, the Articles of Incorporation of the Registrant eliminate the liability of the directors of the Registrant for monetary damages arising from any breach of fiduciary duties as a member of the Registrant's Board of Directors, except for liability (a) for any breach of the director's duty of loyalty to the Registrant or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Sections 302A.559 or 80A.23 of the Minnesota Statutes; (d) for any transaction from which a director derived an improper personal benefit; or (e) for any act or omission that occurred prior to the adoption of these provisions in the Registrant's Articles of Incorporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


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ITEM 8. EXHIBITS.

         The following exhibits are filed with this Registration Statement on Form S-8:

EXHIBIT
NUMBER   DESCRIPTION

5.1 Opinion of Robins, Kaplan, Miller & Ciresi L.L.P. as to the legality of the Common Stock of the Registrant (filed electronically herewith).

23.1     Consent of Arthur Andersen LLP (filed electronically herewith).

23.2     Consent of Robins, Kaplan, Miller & Ciresi L.L.P. (included in Exhibit
         5.1).

24.1     Power of Attorney (included on signature page).

99.1 The Registrant's 2002 Employee Stock Purchase Plan (filed electronically herewith).

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota on February 11, 2002.

                                                    MTS SYSTEMS CORPORATION

                                                    By: /s/ Sidney W. Emery, Jr.
                                                        ------------------------
                                                        Sidney W. Emery, Jr.
                                                        Chairman, President and
                                                        Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of MTS Systems Corporation hereby constitute and appoint Sidney W. Emery, Jr. and Susan E. Knight, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                     TITLE                                           DATE
/s/ Sidney W. Emery, Jr.      President and Chief Executive Officer           February 11, 2002
------------------------      (Principal Executive Officer) and Director
Sidney W. Emery, Jr.

/s/ Susan E. Knight           Chief Financial Officer (Principal              February 11, 2002
------------------------      Financial and Accounting Officer)
Susan E. Knight

/s/ Charles A. Brickman       Director                                        February 11, 2002
------------------------
Charles A. Brickman

/s/ Jean-Lou Chameau          Director                                        February 11, 2002
------------------------
Jean-Lou Chameau

/s/ Bobby I. Griffin          Director                                        February 11, 2002
------------------------
Bobby I. Griffin

/s/ Brendan C. Hegarty        Director                                        February 11, 2002
------------------------
Brendan C. Hegarty

/s/ Bruce D. Hertzke          Director                                        February 11, 2002
------------------------
Bruce D. Hertzke

/s/ Barb J. Samardzich        Director                                        February 11, 2002
------------------------
Barb J. Samardzich

/s/ Linda Hall Whitman        Director                                        February 11, 2002
------------------------
Linda Hall Whitman

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